Exhibit 99.2

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name: Warburg, Pincus Equity Partners, L.P.
            Address:    c/o Warburg Pincus & Co.
                                 450 Lexington Avenue
                                 New York, NY 10017

2.	Name:Warburg Pincus Partners, LLC
            Address:    c/o Warburg Pincus & Co.
            450 Lexington Avenue
            New York, NY 10017

3.	Name:Warburg Pincus & Co.
           Address:    450 Lexington Avenue
           New York, NY 10017

4.	Name:Warburg Pincus LLC
           Address:    c/o Warburg Pincus & Co.
           450 Lexington Avenue
           New York, NY 10017

5.	Name: Charles R. Kaye
          Address:    c/o Warburg Pincus & Co.
                              450 Lexington Avenue
                              New York, NY 10017

6.	Name: Joseph P. Landy
           Address:    c/o Warburg Pincus & Co.
                               450 Lexington Avenue
                               New York, NY 10017